===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                             -----------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                             -----------------

                               ALRENCO, INC.
          (Exact name of registrant as specified in its charter)


          Indiana                                      35-1480655
      (State or other                                (I.R.S. Employer
      jurisdiction of                             Identification No.)
      incorporation
      or organization)

                           1736 East Main Street
                        New Albany, Indiana  47150
       (Address of Principal Executive Offices, including Zip Code)
                             -----------------

                  ALRENCO, INC. 1995 STOCK INCENTIVE PLAN
                         (Full title of the plan)
                             -----------------

               Theodore H. Wilson, Executive Vice President
                        and Chief Financial Officer
                               Alrenco, Inc.
                           1736 East Main Street
                        New Albany, Indiana  47150
                  (Name and address of agent for service)
                             -----------------

                              (812) 949-3370
       (Telephone number, including area code, of agent for service)
                             -----------------

                      CALCULATION OF REGISTRATION FEE
===========================================================================

                                   Proposed      Proposed
                                   maximum       maximum
                       Amount      offering      aggregate      Amount of
Title of securities    to be       price per     offering      registration
to be registered     registered    share(1)      price(1)          fee
- ---------------------------------------------------------------------------

Common Stock, no      450,000      $19.50        $8,775,000      $3,026
par value .........   shares

===========================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1).

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
                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Alrenco, Inc. (the "Registrant") with the Securities and Exchange
Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this registration statement by reference and made a part hereof:

     1. The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995.

     2. The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1996.

     3.   The Registrant's report on Form 8-K dated March 14,
1996.

     4. The Registrant's registration statement on Form 8-A dated January 5, 1996.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the securities offered hereby has been passed upon for the Registrant by Stites & Harbison, Louisville, Kentucky. Robert W. Lanum, a partner in Stites & Harbison, is a director of the Registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Chapter 37 of the Indiana Business Corporation Law empowers an Indiana corporation to indemnify an individual (including his estate or personal representative) who was, is or is threatened to be made a named defendant or respondent in a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had (A) reasonable cause to believe his conduct was lawful, or (B) no reasonable cause to believe his conduct was unlawful. Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to a proceeding. Pursuant to Chapter 37, a corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if (i) the director affirms to the corporation in writing his good faith belief that he has met the standard of conduct required for indemnification; (ii) the director undertakes the personal obligation to repay such advance upon an ultimate determination that he failed to meet such standard of conduct; and (iii) the corporation determines that the facts then known to those making the determination would not preclude indemnification.

     Unless limited by the articles of incorporation, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation is entitled to indemnification against reasonable expenses incurred by him in connection with the proceeding. Unless limited by its articles of incorporation, an Indiana corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent it may indemnify and advance expenses to directors. An officer of the corporation is also entitled to mandatory indemnification to the same extent as a director.

     The indemnification provided by or granted pursuant to Chapter 37 is not exclusive of any rights to which those seeking indemnification may otherwise be entitled. Chapter 37 empowers an Indiana corporation to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liability asserted against or incurred by the individuals in those capacities, whether or not the corporation would have the power under Chapter 37 to indemnify them against such liability. The Registrant does not currently maintain directors' and officers' liability insurance, but may purchase such insurance in the future if it can be obtained on terms acceptable to the Registrant. The Registrant has also entered into an agreement with each of its directors which requires the Registrant to indemnify the director to the fullest extent permitted by Indiana law.

     The Registrant's Amended and Restated Articles of Incorporation and Amended and Restated Code of Bylaws require the Registrant to indemnify its directors to the fullest extent permitted by applicable state or federal laws. The Bylaws further permit the Registrant to indemnify its officers to the same extent that it indemnifies directors and to such further extent, consistent with law, as may be provided by general or specific action of the Board of Directors, or contract.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The following exhibits are filed as part of this registration statement:

Exhibit
Number         Description of Exhibits
- -------        -----------------------

5.1      --    Opinion and consent of Stites & Harbison

23.1     --    Consent of Stites & Harbison (included in
                 Exhibit 5.1)

23.2     --    Consent of Grant Thornton LLP

24.1     --    Powers of attorney (reference is made to page II-5
                 of this registration statement)

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933, as amended (the
     "Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs
(a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Indiana, on the 24th day of July, 1996.

                              ALRENCO, INC.



                              By:  /s/ Michael D. Walts
                                 -------------------------------
                                   Michael D. Walts, Chairman of
                                   the Board and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Raymond C. Holladay and Theodore H. Wilson, or either one of them, to execute in the name of each such person and to file, any amendments to this Registration Statement as the registrant deems appropriate, and appoints each such agent as attorney-in-fact to sign in his behalf individually and in each capacity stated below and to file any and all amendments and post-effective amendments to this Registration Statement.


     Signature                  Title                   Date
     ---------                  -----                   ----

/s/ Michael D. Walts
- ---------------------      Chairman of the Board    July 24, 1996
Michael D. Walts             and President
                             (principal executive
                             officer)


/s/ Theodore H. Wilson
- ----------------------     Executive Vice           July 24, 1996
Theodore H. Wilson           President, Chief
                             Financial Officer
                             and Director
                             (principal financial
                             and accounting
                             officer)

     Signature                  Title                   Date
     ---------                  -----                   ----


/s/ Raymond C. Holladay
- -----------------------    Executive Vice           July 24, 1996
Raymond C. Holladay          President, Chief
                             Operating Officer
                             and Director


/s/ Michael D. Walts, Jr.
- -------------------------  Vice President of        July 24, 1996
Michael D. Walts, Jr.        Purchasing and
                             Director


/s/ Robert W. Lanum
- -------------------          Director               July 24, 1996
Robert W. Lanum



/s/ Donald E. Groot
- -------------------          Director               July 24, 1996
Donald E. Groot



/s/ W. Barrett Nichols
- ----------------------       Director               July 24, 1996
W. Barrett Nichols

                        INDEX TO EXHIBITS

Exhibit
Number         Description of Exhibits
- -------        -----------------------

5.1      --    Opinion and consent of Stites & Harbison

23.1     --    Consent of Stites & Harbison (included in
                 Exhibit 5.1)

23.2     --    Consent of Grant Thornton LLP

24.1     --    Powers of attorney (reference is made to
                 page II-5 of this registration statement)

                                                     EXHIBIT 5.1

                        STITES & HARBISON
                     400 WEST MARKET STREET
                           SUITE 1800
                LOUISVILLE, KENTUCKY  40202-3352
                   TELEPHONE:  (502) 587-3400
                   FACSIMILE:  (502) 587-6391


                          July 25, 1996



Alrenco, Inc.
1736 E. Main Street
New Albany, Indiana  47150

     Re:  1995 Stock Incentive Plan
          Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Alrenco, Inc. (the "Company") in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement"), relating to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of up to 450,000 shares of the Company's common stock, no par value (the "Common Stock"), to be issued by the Company from time to time pursuant to the Alrenco, Inc. 1995 Stock Incentive Plan.

     In connection with this opinion, we have considered such matters of law and examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents and corporate and other records and have obtained such certificates, letters, representations and information from the officers, directors and employees of the Company and from others as we have deemed necessary or appropriate to enable us to render the opinions expressed herein.

     Based upon and in reliance upon the foregoing, and subject to the qualifications and assumptions set forth below, it is our opinion that, when (a) the Registration Statement has become effective in accordance with the Act and the rules and regulations thereunder and the provisions of such state securities or "blue sky" laws as may be applicable have been complied with, and (b) the Common Stock has been duly delivered against payment therefor or receipt by the Company of such lawful consideration for which shares of the Common Stock may be issued pursuant to applicable law, the Common Stock to be issued by the Company will be legally issued, fully paid and nonassessable.

Alrenco, Inc.
Page 2
July 25, 1996


     Our opinion is limited by and subject to the following:

     (a) In rendering our opinion we have assumed that, at the time of each issuance and sale of the Common Stock, the Company will be a corporation validly existing and in good standing under the laws of the State of Indiana.

     (b) In our examination of all documents, certificates and records, we have assumed without investigation the authenticity and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity and completeness of the originals of all documents submitted to us as copies. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

     (c) Our opinion is based solely on and limited to the laws of the State of Indiana and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              STITES & HARBISON



CCB/plh

                                                     Exhibit 23.2






       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
       ---------------------------------------------------


We have issued our report dated February 2, 1996 accompanying the financial statements of Alrenco, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1995 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



GRANT THORNTON LLP

Dallas, Texas
July 25, 1996